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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) October 15, 1998


                                   HUBCO, INC.
             (Exact name of registrant as specified in its charter)


                                   New Jersey
                 (State or other jurisdiction of incorporation)

              1-10699                               22-2405746
     ------------------------          ---------------------------------
     (Commission File Number)          (IRS Employer Identification No.)

                            1000 MacArthur Boulevard
                            Mahwah, New Jersey 07430
                    (Address of principal executive offices)

                                 (201) 236-2600
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              (Registrant's telephone number, including area code)


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Item 5. Other Events

         On October 15, 1998, HUBCO, Inc. ("HUBCO") reported a loss of $20.1 million or $0.50 per diluted share for the third quarter of 1998 compared to income of $19.4 million or $0.44 per diluted share in the corresponding 1997 period. HUBCO reported that income in the third quarter was reduced by one time merger related and restructuring charges of $27.8 million, after-tax, which relate primarily to the consummation of the Community Financial Holding Corp., IBS Financial Corp. and Dime Financial Corp. acquisitions which closed in the third quarter and were accounted for on a pooling of interests basis. In addition, HUBCO reported that in the third quarter it incurred a $14.9 million after-tax one time charge related to a planned bulk sale of non-performing loans and other real estate owned. For the nine months ended September 30, 1998, including one time charges, HUBCO's net loss amounted to $0.6 million or $0.02 per share compared to a profit of $1.25 per diluted share or $55.0 million for the same period in 1997.

         Excluding one time charges related to the consummation of the acquisitions and the bulk sale of non performing loans, HUBCO reported third quarter core earnings of $0.55 per share on a diluted basis or $22.5 million, a 25 % increase from $0.44 per diluted share or $19.4 million for the same period in 1997. Return on average assets and return on average equity were 1.31% and 18.49%, respectively, for the third quarter, excluding restructuring charges, compared to 1.20% and 14.59%, respectively, in the same period in 1997.

         HUBCO's total assets at September 30, 1998 were $6.7 billion. Loans totaled $3.4 billion, deposits were $5.2 billion and stockholders' equity was $452 million.

         HUBCO, Inc. is the bank holding company for Hudson United Bank which operates in Northern New Jersey, Lafayette American Bank which operates in Connecticut and the Bank of the Hudson which is in New York state.

         A copy of HUBCO's press release is attached to this Form 8-K as an Exhibit.



Item 7.   Exhibits

          Exhibit 99            Press Release dated October 15, 1998

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                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                              HUBCO, INC.



                              JOSEPH F. HURLEY
Dated: October 22, 1998    By:-------------------------------------
                              Joseph F. Hurley
                              Chief Financial Officer


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                                INDEX TO EXHIBIT


Exhibit No.              Description
----------               -----------

99                       Press Release dated October 15, 1998